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                                                                   EXHIBIT  99.1
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                       PARAMETRIC TECHNOLOGY CORPORATION

                        1996 DIRECTOR STOCK OPTION PLAN



1.  PURPOSE.

        This 1996 Director Stock Option Plan (the "Plan") governs options to purchase Common Stock, $.01 par value per share (the "Common Stock"), of Parametric Technology Corporation (the "Company") granted by the Company to members of the Board of Directors of the Company who are not also officers or employees of the Company. The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of the Common Stock of the Company by such Directors.

2.  ADMINISTRATION.

        Grants of stock options under the Plan shall be automatic as provided in
Section 8. However, all questions of interpretation of the Plan or of any options granted hereunder shall be determined by the Board of Directors of the Company (the "Board"). Any and all powers of the Board under the Plan may be exercised by a committee consisting of one or more Directors appointed by the Board.

3.  ELIGIBILITY.

        Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.  SHARES SUBJECT TO THE PLAN.

        Options may be granted under the Plan in respect of a maximum of 90,000 shares of Common Stock, subject to adjustment as provided in Section 5 below. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. Whenever options under the Plan lapse or terminate or otherwise become unexercisable, the shares of Common Stock which were available for such options shall again be available for the grant of options under the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

5.  ADJUSTMENT OF NUMBER OF OPTION SHARES.

        In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities


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as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

        In the event of any reorganization, consolidation or merger to which the Company is a party and in which the Company does not survive, or upon the dissolution or liquidation of the Company, all outstanding options shall terminate; provided, however, that (i) in the event of the liquidation or dissolution of the Company, or in the event of any such reorganization, consolidation or merger in which the Company does not survive and with respect to which the resulting or surviving corporation does not assume such outstanding option or issue a substitute option therefor, such option shall be exercisable in full, without regard to any installment restrictions on exercise imposed pursuant to this Plan or any Option Agreement, during such period preceding the effective date of such liquidation, dissolution, reorganization, consolidation or merger (unless such option is terminated earlier by its terms) as may be specified by the Board; and (ii) in the event of any such reorganization, consolidation or merger, the Board may, in its good faith discretion, arrange to have the resulting or surviving corporation assume such outstanding option or issue a substitute option therefor.

        No fraction of a share shall be purchasable or deliverable upon exercise of an option, but, in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

6.  NON-STATUTORY STOCK OPTIONS.

        All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

7.  FORM OF OPTION AGREEMENTS.

        Options shall be granted hereunder pursuant to the terms of Option Agreements which shall be substantially in the form of the attached Exhibit A or in such other form as the Board may from time to time determine.

8.  GRANT OF OPTIONS AND OPTION TERMS.

        Automatic Grant of Options. Options to purchase Common Stock shall automatically be granted as follows:

             (i) Immediately following his or her election, each non-employee director of the Company newly elected to the Board of Directors shall automatically be granted options to purchase 10,000 shares of Common Stock; and

             (ii) Immediately following the annual meeting of stockholders each year, each non-employee director of the Company continuing in office after such meeting shall automatically be granted options to purchase 2,500 shares of Common Stock.

No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.


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        Date of Grant. The "Date of Grant" for options granted under this Plan shall be (i) the date of the respective director's election, for each grant pursuant to clause (i) of the preceding paragraph and (ii) the date of the respective annual meeting of stockholders, for each grant pursuant to clause
(ii) of the preceding paragraph.

        Option Price. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company, which, for this purpose, shall be the last sale price for the Company's Common Stock as reported on the Nasdaq Stock Market's National Market, or the principal exchange on which the Common Stock is then traded, as the case may be, for the Date of Grant.

        Term of Option. The term of each option granted under the Plan shall be ten years from the Date of Grant.

        Period of Exercise. Options granted under the Plan shall become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the Date of Grant if and only if the option holder is a member of the Board at the opening of business on that anniversary date. Directors holding exercisable options under the Plan who cease to serve as members of the Board of the Company for any reason other than death may, for a period of seven months following the date of cessation of service, exercise the rights they had under such options at the time they ceased being a Director. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his death. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

        Method of Exercise and Payment. Each exercise of an option hereunder may be effected only by giving written notice, in the manner provided in Section 12 hereof, of intent to exercise the option, specifying the number of shares as to which the option is being exercised, and accompanied by full payment of the option price for the number of shares then being acquired. Such payment shall be made in cash, by certified or bank check payable to the order of the Company, credit to the Company's account at a financial or brokerage institution on the date of exercise or a payment commitment of such an institution acceptable to the Company, or if the option so provides, (i) in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the total option price for the number of shares of Common Stock for which payment is then being made, or (ii) partly in cash or by certified or bank check payable to the order of the Company and the balance in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the difference between the total option price for the number of shares of Common Stock for which payment is then being made and the amount of the payment in cash or by certified or bank check. For purposes hereof, the "Fair Market Value" of the Common Stock shall be the last sale price of the Common Stock as reported on the Nasdaq Stock Market's National Market for the business day immediately preceding the option exercise date.


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        Receipt by the Company of such notice and payment shall, for purposes of this Plan, constitute exercise of the option or a part thereof. Within twenty
(20) days thereafter, the Company shall deliver or cause to be delivered to the optionee a certificate or certificates for the number of shares of Common Stock then being purchased by the optionee. Such shares shall be fully paid and non-assessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority (including, but not limited to, a stock exchange) shall require the Company or the optionee (i) to register or qualify, under the Securities Act of 1933, as amended (the "Securities Act"), any similar federal statute then in force or any state law regulating the sale of securities, any shares of Common Stock covered by an option with respect to which notice of intent to exercise shall have been delivered to the Company or
(ii) to take any other action in connection with such shares before issuance thereof may be effected, then the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

        To the extent determined necessary by counsel to the Company to comply with any applicable law, the Company may require an individual exercising an option to represent that his purchase of shares of Common Stock pursuant to such exercise is for his own account, for investment and without a view to resale or distribution, and that he will not sell or otherwise dispose of any such shares except pursuant to (i) an effective registration statement covering such transaction filed with the Securities and Exchange Commission and in compliance with all of the applicable provisions of the Securities Act, and the rules and regulations thereunder, or (ii) an opinion of Company counsel that such registration is not required.

        Non-transferability. Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or by such other means as may be permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

9.  LIMITATION OF RIGHTS.

        No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an optionee as a Director for any period of time or at any particular rate of compensation.

        No Stockholders' Rights for Options. Directors shall have no rights as stockholders with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

10.  STOCKHOLDER APPROVAL.

        The Plan is subject to approval by the stockholders of the Company by the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the Company's stockholders. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.


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11.  AMENDMENT OR TERMINATION.

        The Board may amend or terminate this Plan at any time, provided that, to the extent required to qualify the Plan for the exemption under Rule 16b-3, no amendment may be made to change the eligibility or selection of Directors to receive options, the timing of grants, or the number of shares of Common Stock subject to the Plan or any option granted thereunder, other than as permitted by such Rule, and this Plan shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder.

12.  NOTICES.

        Any communication or notice required or permitted to be given under this Plan shall be in writing and mailed by registered or certified mail or delivered in hand, if to the Company, to its Corporate Counsel at Parametric Technology Corporation, 128 Technology Drive, Waltham, Massachusetts 02154 and, if to an optionee, to such address as the optionee shall last have furnished to the Company.

13.  GOVERNING LAW.

        The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                           As adopted by the Board of Directors on November 17, 1995

                           As approved by the Stockholders on February 8,
                           1996

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                                   EXHIBIT A
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1996 DSO - _______                                                 ______ Shares

                       PARAMETRIC TECHNOLOGY CORPORATION
                        1996 Director Stock Option Plan
                     Non-statutory Stock Option Agreement
                            _______________ __, 199_

          Parametric Technology Corporation (the "Company"), a Massachusetts corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $.01 par value per share of the Company (the "Option") under and subject to the Company's 1996 Director Stock Option Plan (the "Plan") exercisable only on the following terms and conditions and those set forth on the reverse side of this Agreement:

Name of Optionee:
Address:

Social Security No.
Option Price:
Date of Grant:

Exercisability Schedule:

at any time on or after the first anniversary of the date hereof, as to _________ shares, at any time on or after the second anniversary of the date hereof, as to _________ additional shares, at any time on or after the third anniversary of the date hereof, as to _________ additional shares, at any time on or after the fourth anniversary of the date hereof, as to _________ additional shares, provided that this Optionee is a member of the Board of Directors of the Company (the "Board") at the opening of business on the date described above and provided that this Option may not be exercised as to any shares after the expiration of ten years from the date hereof.

        By signing this Stock Option Agreement and returning one signed copy to the Company, the Optionee accepts the Option described herein on the terms and conditions set forth herein or in the plan.

PARAMETRIC TECHNOLOGY                      Accepted and agreed to:
CORPORATION


By:  ________________________              __________________________
Title:                                     Optionee


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TERMS AND CONDITIONS
                       PARAMETRIC TECHNOLOGY CORPORATION
                        1996 DIRECTOR STOCK OPTION PLAN

          1. This Option may be exercised from time to time in accordance with the Exercisability Schedule for up to the aggregate number of shares specified therein, but in no event for the purchase of other than full shares; provided, however, that this Option may not be exercised as to any shares after the expiration of ten years from the date hereof. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised, which notice shall be accompanied by full payment of the option price for the number of shares then being acquired. Such payment shall be made in cash or by certified or bank check payable to the order of the Company, credit to the Company's account at a financial or brokerage institution on the date of exercise or a payment commitment of such an institution acceptable to the Company or in shares of the Company's Common Stock, valued at their fair market value as of the date of exercise as determined as provided in the Plan, equal to the total option price for the number of shares for which payment is then being made, or in any combination of cash, certified or bank check and shares of Common Stock. Shares of Common Stock surrendered in payment of the option price shall have been held by the person exercising the option for at least six months unless otherwise permitted by the Board of Directors of the Company (the "Board"). Not later than twenty days after the date of the delivery of such notice the Company will deliver or cause to be delivered to the Optionee a certificate for the number of shares with respect to which the Option is being exercised.

          2. The Optionee shall not be deemed, for any purpose, to have any rights whatever in respect of shares to which the Option shall not have been exercised and payment made as aforesaid. The Optionee shall not be deemed to have any rights to continued service as a director by virtue of the grant of this Option.

          3. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Common Stock, the maximum aggregate number and kind of shares or securities of the Company subject to this Option and the exercise price of this Option shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of shares or other securities subject to this Option and the proportionate interest of the Optionholder shall be maintained as before the occurrence of such event.

          4. In the event of any reorganization, consolidation or merger to which the Company is a party and in which the Company does not survive, or upon the dissolution or liquidation of the Company, this Option, to the extent outstanding and unexercised, shall terminate; provided, however, that (i) in the event of the liquidation or dissolution of the Company, or in the event of any such reorganization, consolidation or merger in which the Company does not survive and with respect to which the resulting or surviving corporation does not assume this Option, to the extent outstanding and unexercised, or issue a substitute option therefor, this Option shall be exercisable in full, without regard to any installment restrictions on exercise imposed pursuant to the Plan or this Option Agreement, during such period preceding the effective date of such liquidation, dissolution, reorganization, consolidation or merger (unless this Option is terminated earlier by its terms) as may be specified by the Board; and (ii) in the event of any such reorganization, consolidation or merger, the Board may, in its good faith discretion, arrange to have the resulting or surviving corporation assume this Option, to the extent outstanding and unexercised, or issue a substitute option therefor.

          5. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution or by such other means as may be permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended. This Option is exercisable during the Optionee's lifetime only by the Optionee, provided that this Option may be exercised by the Optionholder's guardian or legal representative in the case of disability and, in the case of death, by the beneficiary designated by the Optionholder in writing delivered to the Company, or, if none has been designated, by the Optionholder's estate or his or her transferee on death in accordance with this Option Agreement.

          6. If the Optionee ceases to serve as a member of the Board for any reason other than death, the Optionee may, for a period of seven months following such cessation of service, exercise the rights which the Optionee had hereunder at the time the Optionee ceased serving as a director. Upon the death of the Optionee, those entitled to do so, as set forth in Section 5 of this Option Agreement, shall have the right, at any time within twelve months after the date of death (subject to the prior expiration of the Option exercise period), to exercise in whole or in part any rights which were available to the Optionee at the time of the Optionee's death. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. This Option shall terminate after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this Section 6, no rights under this Option may be exercised after the expiration of ten years from the date hereof.

          7. It shall be a condition to the Optionee's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company's Common Stock may then be listed, (b) that either (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be in effect, or (ii) in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under said Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable law, rule or regulation.

          8. Any exercise of this Option is conditioned upon the payment, if the Company so requests, by the Optionee or such other person who may be entitled to exercise this Option in accordance with the terms hereof, of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionee of the shares covered hereby.

          9. This Option shall not be treated as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

          10. This Option is issued pursuant to the terms of the Plan. This Certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any conflict or inconsistency between the provisions of this Option Agreement and the Plan, the provisions of the Plan will prevail. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan. Copies of the Plan may be obtained upon written request without charge from the Company.

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